Exhibit 99.1

NUVERRA ANNOUNCES EXTENSION OF EARLY EXCHANGE DATE

SCOTTSDALE, Ariz. (March 30, 2016) – Nuverra Environmental Solutions, Inc. (OTCQB: NESC) (“Nuverra” or the “Company”) announced today that the early exchange date with respect to its exchange offer (the “Exchange Offer”) for its existing 9.875% Senior Notes Due 2018 (the “Existing Notes”) has been extended until 11:59 p.m., New York City time, on April 12, 2016, which is also the expiration date of the Exchange Offer. On or prior to 5:00 p.m., New York City time, on March 29, 2016, the original early exchange date, valid tenders had been received with respect to approximately $320.0 million of the $368.6 million aggregate principal amount of Existing Notes outstanding (excluding Existing Notes held by Chairman of the Board and Chief Executive Officer Mark D. Johnsrud) based on information provided to the Company by the exchange and information agent.

Both the Exchange Offer and the extended early exchange date will expire at 11:59 p.m., New York City time, on April 12, 2016, unless extended by the Company. Under the new terms of the Exchange Offer, the Company will deliver to holders whose tenders were accepted, on or promptly following the expiration date, for each of $1,000 principal amount of the Existing Notes, either $1,000 in (i)(a) its new Senior Secured Second-Lien Notes due 2021 (the “2021 Notes”) or (b) shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company, converted at the Conversion Price (as defined in the Offering Memorandum (defined below) and (ii) a pro rata share (based on the aggregate principal amount of the Existing Notes tendered on or prior to the expiration date) of penny warrants (the “Warrants”) sufficient to purchase 10% of shares of the Common Stock, subject to dilution as set forth in the offering memorandum and consent solicitation statement of the Company dated March 16, 2016 (the “Offering Memorandum”).

Holders who tender Existing Notes on or prior to the expiration date will also be deemed to have delivered a Consent (i) to the Waiver (as defined in the Offering Memorandum) to the Existing Notes (and related guarantees) and the original indenture pursuant to which the Existing Notes were issued, (ii) to enter into a proposed warrant agreement among the holders of Common Stock, on terms consistent in all material respects with those described in the Offering Memorandum and (iii) for new holders of Common Stock, an exercise of such holder’s full voting rights in favor of an increase in authorized shares of Common Stock as described in the Offering Memorandum.

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION TO BUY ANY OF THE EXISTING NOTES, NOR IS IT A SOLICITATION FOR ACCEPTANCE OF THE EXCHANGE OFFER OR THE CONSENT SOLICITATION. THE COMPANY IS MAKING THE EXCHANGE OFFER ONLY BY, AND PURSUANT TO THE TERMS OF, THE OFFERING MEMORANDUM AND THE RELATED CONSENT AND LETTER OF TRANSMITTAL. THE EXCHANGE OFFER IS NOT BEING MADE IN ANY JURISDICTION IN WHICH THE

MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NEITHER THE COMPANY NOR THE EXCHANGE AND INFORMATION AGENT FOR THE EXCHANGE OFFER MAKES ANY RECOMMENDATION IN CONNECTION WITH THE EXCHANGE OFFER. THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

This press release contains “forward-looking” statements, including, without limitation, those that involve risks and uncertainties, including statements regarding the expected terms of the Exchange Offer and other transactions contemplated by the Restructuring Support Agreement (defined in the Offering Memorandum). These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statements whether as a result of new information, future events, changes in expectations or otherwise.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov.

Source: Nuverra Environmental Solutions, Inc.

Liz Merritt, VP-Investor Relations & Communications

480-878-7452

ir@nuverra.com